EXHIBIT 99.1

NEWS FOR IMMEDIATE RELEASE

February 22, 2005

CONTACT: Brian Schaefgen

        (949) 759-5900

AMBASSADORS INTERNATIONAL, INC. REPORTS FINANCIAL RESULTS FOR THE FOURTH QUARTER AND FISCAL YEAR 2004

NEWPORT BEACH, CA, February 22, 2005 - Ambassadors International, Inc. (NASDAQ:AMIE) (the “Company”) reported revenue of $5.2 million for the three months ended December 31, 2004, up from $2.8 million for the three months ended December 31, 2003. In addition, the Company reported a net loss of $3.5 million, or $0.35 per share, for the three months ended December 31, 2004, compared to a net loss of $2.2 million, or $0.22 per share, for the three months ended December 31, 2003.

The financial results for the three months ended December 31, 2004, include non-cash charges totaling $3.6 million, which include a $2.6 million charge to write off goodwill and unamortized intangible assets associated with a minority investment of the Company and a $0.9 million charge to write down the carrying value of an equity investment.

The Company also reported revenue of $18.7 million for the year ended December 31, 2004, up from $13.7 million for the year ended December 31, 2003. In addition, the Company reported a net loss of $1.9 million, or $0.20 per share, for the year ended December 31, 2004, compared to a net loss of $1.0 million, or $0.10 per share, for the year ended December 31, 2003.

Joe Ueberroth, President and CEO of the Company, stated, “We were impacted by several unanticipated events during the fourth quarter which resulted in non-cash charges to the Company. However, excluding impairment loss and lease exit costs, our year-to-year results from operations improved by over $3.1 million, resulting in positive operating income in 2004, compared with a significant operating loss in 2003. Given this, management is pleased with the results of our core operations and remains optimistic about continued improvements in 2005, both in terms of revenue growth and expense management.”

Total revenue for the three months ended December 31, 2004 was up 84% to $5.2 million, from $2.8 million for the three months ended December 31, 2003. For the quarter ended December 31, 2004, the increase in revenue was attributable to insurance related revenue of approximately $2.4 million from the Company’s Cypress Re segment launched in 2004. Revenue in the Ambassadors segment remained relatively consistent with the fourth quarter of 2003 at $2.8 million.

Costs and operating expenses for the three months ended December 31, 2004 were $8.9 million, compared to $5.0 million for the three months ended December 31, 2003. The increase in costs and operating expenses was the result of non-cash impairment charges totaling $2.6 million related to the goodwill and unamortized intangible assets of one of the Company’s minority investments. Further, the increase in costs and operating expenses was a result of the recognition of insurance loss and loss adjustment expenses, insurance acquisition costs and other operating expenses of approximately $2.2 million for the quarter ended December 31, 2004, in the Cypress Re segment.

The Company reported a loss in other income (loss) for the three months ended December 31, 2004 of $0.3 million, compared to other income of $0.7 million for the three months ended December 31, 2003. In the fourth quarter of 2004, the Company took a non-cash impairment charge of $0.9 million against an equity investment as a result of a decline in fair value of one of its marketable equity securities that was deemed to be other-than-temporary.

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The Company’s balance sheet at December 31, 2004 reflects total assets of $129.7 million and working capital (total current assets less current liabilities) of $95.3 million, or $9.55 per common share outstanding (based on 9,975,000 common shares outstanding at December 31, 2004).

Ambassadors International, Inc. will host a conference call to discuss the results of operations on Wednesday, February 23, 2005 at 8:30 a.m. Pacific Daylight Time. Interested parties may join the call by dialing 800-894-5910, conference ID #: ANALYST. The conference call may also be joined via the Internet at www.ambassadors.com/investor. For conference replay access, parties may dial 800-938-2488 and follow the prompts, or visit the www.ambassadors.com/investor website. Post view webcast access will be available two hours following the webcast.

Ambassadors International, Inc. provides travel and event management services for corporations, associations and tradeshows. For its nationwide roster of corporate clients, Ambassadors provides a full range of services including incentive travel, merchandise award programs and corporate meeting management services. The Company provides comprehensive hotel reservation, registration and travel services for meetings, conventions and tradeshows. The Company also has a specialty reinsurance company that participates in selective reinsurance programs as a complement to its existing performance improvement business. Headquartered in Newport Beach, CA, the Company has offices in San Diego, CA, San Rafael, CA, Atlanta, GA and Chicago, IL.

Forward-Looking Statements:

This press release contains forward-looking statements that involve various risks and uncertainties. The forward-looking statements contained in this release are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements. Such risks and uncertainties include, among others, general economic financial and business conditions, overall conditions in the travel services and insurance markets, potential claims related to the Company’s reinsurance business, the Company’s ability to successfully integrate the operations of companies or businesses it acquires and realize the expected benefits of its acquisitions and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003. The Company is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

For further information please contact: Brian Schaefgen of Ambassadors International, Inc., +1-949-759-5900.

Summary financial information is as follows (in thousands, except per share amounts):

	Three Months Ended December 31,
	2004	2003
	(unaudited)
Revenues:
Travel and incentive related	$2,357	$2,293
Software and technology related sales	155	379
License fees	251	156
Net insurance premiums earned	2,446	—

	5,209	2,828

Costs and operating expenses:
Cost of software and technology related sales	39	171
Selling and tour promotion	826	1,079
General and administrative	3,170	2,885
Loss and loss adjustment expenses	1,304	—
Insurance acquisition costs and other operating expenses	919	—
Impairment loss and lease exit costs	2,627	891

	8,885	5,026

Operating loss	(3,676)	(2,198)

Other income (loss)	(287)	744

Loss before income taxes	(3,963)	(1,454)
Provision (benefit) for income taxes	(487)	706

Net loss	$(3,476)	$(2,160)

Loss per share:
Basic	$(0.35)	$(0.22)
Diluted	$(0.35)	$(0.22)

Weighted-average common shares outstanding:
Basic	9,871	9,963
Diluted	9,871	9,963

	Year Ended December 31,
	2004	2003
	(unaudited)
Revenues:
Travel and incentive related	$12,168	$11,626
Software and technology sales	545	1,492
License fees from equity investee	421	561
Net insurance premiums earned	5,602	—

	18,736	13,679

Costs and operating expenses:
Cost of software and technology related sales	80	1,050
Selling and tour promotion	3,117	4,412
General and administrative	10,688	11,233
Loss and loss adjustment expenses	2,514	—
Insurance acquisition costs and other operating expenses	2,211	—
Impairment loss and lease exit costs	2,627	891

	21,237	17,586

Operating loss	(2,501)	(3,907)

Other income	934	3,843

Loss before income taxes	(1,567)	(64)
Provision for income taxes	370	953

Net loss	$(1,937)	$(1,017)

Loss per share:
Basic	$(0.20)	$(0.10)
Diluted	$(0.20)	$(0.10)

Weighted-average common shares outstanding:
Basic	9,868	9,912
Diluted	9,868	9,912

In January 2004, the Company realigned its business operations and consolidated the Performance Group, the Services Group and the Technology Group into one segment, called Ambassadors. Also, during the first quarter the Company launched its reinsurance business segment, Cypress Re. Corporate and Other consists of general corporate assets (primarily cash, cash equivalents and investments).

Summary of business segment information is as follows (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
	(unaudited)		(unaudited)
Revenue:
Ambassadors	$2,763	$2,828	$13,134	$13,679
Cypress Re	2,446	—	5,602	—
Corporate and Other	—	—	—	—

Total revenue	$5,209	$2,828	$18,736	$13,679

Operating income (loss):
Ambassadors	$(3,042)	$(1,611)	$(1,030)	$(1,973)
Cypress Re	223	—	877	—
Corporate and Other	(857)	(587)	(2,348)	(1,934)

Total operating loss	$(3,676)	$(2,198)	$(2,501)	$(3,907)

Summary balance sheet information is as follows (in thousands):

	December31, 2004	December 31, 2003
	(unaudited)
Assets:
Current assets:
Cash and short-term investments	$97,915	$105,294
Accounts receivable, net	4,128	2,132
Premiums receivable	10,040	—
Deferred policy acquisition costs	1,758	—
Reinsurance recoverable	1,597	—
Prepaid reinsurance premiums	1,207	—
Deferred income taxes	335	477
Prepaid program costs and other current assets	2,592	3,202

Total current assets	119,572	111,105

Property and equipment, net	664	1,010
Goodwill	6,275	6,817
Other intangibles	—	2,194
Other assets	3,150	3,924

Total assets	$129,661	$125,050

Liabilities:
Current liabilities:
Accounts payable and accrued and other expenses	$4,455	$3,811
Participants’ deposits	6,797	8,100
Loss and loss adjustment expense reserves	6,134	—
Unearned premiums	6,409	—
Deferred gain on retroactive reinsurance	522	—

Total current liabilities	24,317	11,911

Non-current participants’ deposits	404	270
Other liabilities	114	179

Total liabilities	24,835	12,360

Stockholders’ equity	104,826	112,690

Total liabilities and stockholders’ equity	$129,661	$125,050